Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ecovyst 401(k) Savings Plan
Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227643) of Ecovyst Inc. of our report dated June 21, 2024 relating to the financial statements and supplemental schedule of the Ecovyst 401(k) Savings Plan which appears in this Form 11-K for the years ended December 31, 2023 and 2022.

/s/ Urish Popeck & Co.,LLC
State College, Pennsylvania
June 21, 2024